Exhibit 99.1

Box Reports Strong Fiscal First Quarter 2024 Financial Results

Revenue of $252 Million Exceeds Guidance

GAAP Operating Margin of 3%, Non-GAAP Operating Margin of 23%

Cash From Operations of $125 Million, up 16% Year-Over-Year

Free Cash Flow of $108 Million, up 19% Year-Over-Year

REDWOOD CITY, Calif. – May 30, 2023 – Box, Inc. (NYSE:BOX), the leading Content Cloud, today announced preliminary financial results for the first quarter of fiscal year 2024, which ended April 30, 2023.

“In Q1 we delivered revenue, operating margin and EPS above our guidance ranges, a testament to the value of the Box Content Cloud platform and the execution we have been driving as a company,” said Aaron Levie, co-founder and CEO of Box. “In FY24, our pace of innovation continues to accelerate as we delivered on key roadmap milestones such as the general availability of Box Canvas and the next generation of Box Shuttle. And our innovation expands even further with Box AI, which leverages the power of artificial intelligence to unlock the value of our customers’ content and fundamentally change how work gets done.”

“Our sharp focus on delivering profitable growth in this dynamic macro environment was exemplified by our strong Q1 results, with free cash flow growth of 19% year-over-year” said Dylan Smith, co-founder and CFO of Box. “We remain committed to delivering consistent year-over-year bottom line improvements, and we are reiterating our target of delivering revenue growth plus free cash flow margin of 35% in FY24.”

Fiscal First Quarter Financial Highlights

•
Revenue for the first quarter of fiscal year 2024 was $251.9 million, a 6% increase from revenue for the first quarter of fiscal year 2023 of $238.4 million, or 10% growth on a constant currency basis.
•
Remaining performance obligations (“RPO”) as of April 30, 2023, were $1.179 billion, a 17% increase from remaining performance obligations as of April 30, 2022 of $1.005 billion, or 19% growth on a constant currency basis.
•
Billings for the first quarter of fiscal year 2024 were $191.9 million, an 11% increase from billings for the first quarter of fiscal year 2023 of $172.2 million, or 15% growth on a constant currency basis.
•
GAAP gross profit for the first quarter of fiscal year 2024 was $190.2 million, or 75.5% of revenue. This compares to a GAAP gross profit of $176.2 million, or 73.9% of revenue, in the first quarter of fiscal year 2023.
•
Non-GAAP gross profit for the first quarter of fiscal year 2024 was $196.2 million, or 77.9% of revenue. This represents 8% growth from non-GAAP gross profit of $182.0 million, or 76.3% of revenue, in the first quarter of fiscal year 2023.
•
GAAP operating income in the first quarter of fiscal year 2024 was $8.3 million, or 3.3% of revenue. This compares to a GAAP operating income of $0.6 million, or 0.3% of revenue, in the first quarter of fiscal year 2023.
•
Non-GAAP operating income in the first quarter of fiscal year 2024 was $57.4 million, or 22.8% of revenue. This represents 17% growth from non-GAAP operating income of $49.2 million, or 20.6% of revenue, in the first quarter of fiscal year 2023.
•
GAAP diluted net income per share attributable to common stockholders in the first quarter of fiscal year 2024 was $0.02 on 150.4 million weighted-average shares outstanding. This compares to GAAP diluted net loss per share attributable to common stockholders of $0.06 in the first quarter of fiscal year 2023 on 144.7 million weighted-average shares outstanding. GAAP net income per share attributable to common stockholders in the first quarter of fiscal year 2024 includes a negative impact of $0.05 from unfavorable foreign exchange rates.
•
Non-GAAP diluted net income per share attributable to common stockholders in the first quarter of fiscal year 2024 was $0.32. This compares to non-GAAP diluted net income per share attributable to common stockholders of $0.23 in the first quarter of fiscal year 2023. Non-GAAP net income per share attributable to common stockholders in the first quarter of fiscal year 2024 includes a negative impact of $0.05 from unfavorable foreign exchange rates.
•
Net cash provided by operating activities in the first quarter of fiscal year 2024 was $124.9 million, a 16% increase from net cash provided by operating activities of $107.7 million in the first quarter of fiscal year 2023.
•
Non-GAAP free cash flow in the first quarter of fiscal year 2024 was $108.2 million, a 19% increase from non-GAAP free cash flow of $90.9 million in the first quarter of fiscal year 2023.

For the purpose of this press release, growth on a constant currency basis and impact from foreign exchange is determined by comparing current period reported results, with the current results calculated using the equivalent rates in the prior period.

For more information on the non-GAAP financial measures and key metrics discussed in this press release, please see the section titled, “About Non-GAAP Financial Measures and Other Key Metrics,” and the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Business Highlights Since Last Earnings Release

•
Delivered wins or expansions with leading organizations such as Cruise, Live Nation Entertainment, Naval Air Systems Command, Seymourpowell, The University of Texas Southwestern Medical Center at Dallas, and Vanderbilt University Medical Center.

•
Unveiled Box AI, a new set of capabilities that will natively integrate advanced AI models into the Box Content Cloud, bringing Box’s enterprise-grade standards for security, compliance, and privacy to this breakthrough technology. In tandem, Box also announced that it will integrate OpenAI’s most advanced AI models with the Box Content Cloud, further enabling new ways to understand and create content on Box.

•
Announced that Box and Google Cloud will build on their strategic partnership to create new ways for joint customers to work smarter and more productively with generative AI. Box and Google Cloud are working to integrate Google’s advanced AI models into Box AI.

•
Rolled out Box Canvas, a virtual whiteboarding and visual collaboration tool built natively into Box, which delivers a powerful new way for teams to unleash their creativity and take brainstorming and ideation to the next level.

•
Launched the next generation of Box’s content migration solution: Box Shuttle, now part of the Box Admin Console. With the new Box Shuttle, organizations can migrate content out of the array of tools they manage, and into the Content Cloud – without ever leaving Box.

•
Released updates to its e-signature solution, Box Sign, as well as security and workflow integrations that enable users to reduce costs and complexity. The new Box Sign features help eliminate manual data entry errors, reduce the time required to complete business processes, and provide a more efficient signing experience for signers and senders.

•
Announced new and updated integrations with Asana, Cloudflare, MalwareBytes, and Notion.

•
Hosted the Box Content Cloud Summit, where Box executives and customers from leading organizations discussed the latest Box innovations, including Box AI, Canvas, Shuttle and Sign, increasing attendance by 25 percent from 2022.
•
Recognized by Great Place to Work® and Fortune® magazine as #27 of the 100 Best Companies to Work For in 2023.

Outlook

The U.S. dollar has continued to strengthen versus the currencies in which Box transacts international business following the prior earnings announcement on March 1, 2023, resulting in a larger than expected FX headwind for Q2 and the full year of FY24. As a reminder, approximately one third of Box’s revenue is generated outside of the US, primarily in Japanese Yen. The following guidance includes the expected impact of FX headwinds, assuming present foreign currency exchange rates.

Q2 FY24 Guidance

•

Revenue is expected to be in the range of $260 million to $262 million, up 7% year-over-year at the high-end of the range, or 11% growth on a constant currency basis.

•
GAAP operating margin is expected to be approximately 3%, and non-GAAP operating margin is expected to be approximately 24%.

•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.01 to $0.02. GAAP EPS guidance includes an expected negative impact of $0.05 from unfavorable exchange rates.

•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $0.34 to $0.35. Non-GAAP EPS guidance includes an expected negative impact of $0.05 from unfavorable exchange rates.

•
Weighted-average diluted shares outstanding are expected to be approximately 150 million.

Full Year FY24 Guidance

•
Revenue is expected to be in the range of $1.045 billion to $1.055 billion, up 6% year-over-year at the high-end of the range, or 10% growth on a constant currency basis.

•
GAAP operating margin is expected to be approximately 5%, and non-GAAP operating margin is expected to be 25.5%.

•
GAAP net income per share attributable to common stockholders is expected to be in the range of $0.17 to $0.23. FY24 GAAP EPS guidance includes an expected negative impact of $0.20 from unfavorable exchange rates.

•
Non-GAAP diluted net income per share attributable to common stockholders is expected to be in the range of $1.44 to $1.50. This represents an increase from Box’s previous guidance provided on March 1, 2023, which was $1.42 to $1.48. FY24 non-GAAP EPS guidance includes an expected negative impact of $0.20 from unfavorable exchange rates.

•
Weighted-average diluted shares outstanding are expected to be approximately 151 million.

All forward-looking non-GAAP financial measures contained in this section titled “Outlook” exclude estimates for stock-based compensation expense, intangible assets amortization, and as applicable, other special items. Box has provided a reconciliation of GAAP to non-GAAP net income per share guidance at the end of this press release.

Webcast and Conference Call Information

Box’s management team will host a conference call today beginning at 2:00 PM (PT) / 5:00 PM (ET) to discuss Box’s financial results, business highlights and future outlook. A live audio webcast of this call will be available through Box’s Investor Relations website at www.box.com/investors for a period of 90 days after the date of the call. Prepared remarks will be available on the Box Investor Relations website after the call ends.

The conference call can be accessed by registering online at https://conferencingportals.com/event/xgkBSAEo at which time registrants will receive dial-in information as well as a conference ID. A telephonic replay of the call will be available approximately two hours after the call and will run for one week. The replay can be accessed by dialing:

+ 1-800-770-2030 (toll-free), conference ID: 23531

+ 1-647-362-9199 (toll), conference ID: 23531

Box has used, and intends to continue to use, its Investor Relations website (www.box.com/investors), as well as certain Twitter accounts (@box, @levie and @boxincir), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Box’s Investor Relations website, these Twitter accounts, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Box’s Investor Relations website address, these Twitter accounts, and any hyperlinks are only inactive textual references.

This press release, the financial tables, as well as other supplemental information including the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures, are also available on Box’s Investor Relations website. Box also provides investor information, including news and commentary about Box’s business and financial performance, Box’s filings with the Securities and Exchange Commission, notices of investor events and Box’s press and earnings releases, on Box’s Investor Relations website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties, and assumptions, including statements regarding Box’s expectations regarding the size of its market opportunity, sales productivity, the demand for its products, the timing of recent and planned product introductions, enhancements and integrations, the short- and long-term success, market adoption and retention, capabilities, and benefits of such product introductions and enhancements, the success of strategic partnerships, the impact of macroeconomic conditions on its business, its ability to grow and scale its business and drive operating efficiencies, the impact of fluctuations in foreign currency exchange rates on its future results, its net retention rate, its ability to achieve revenue targets and billings expectations, its revenue and billings growth rates, its ability to expand operating margins, its revenue growth rate plus free cash flow margin in fiscal year 2024 and beyond, its long-term financial targets for fiscal year 2025 and beyond, its ability to maintain profitability on a quarterly or ongoing basis, its free cash flow, its ability to continue to grow unrecognized revenue and remaining performance obligations, its revenue, billings, GAAP and non-GAAP gross margin, GAAP and non-GAAP net income (loss) per share, GAAP and non-GAAP operating margins, the related components of GAAP and non-GAAP net income (loss) per share, weighted-average outstanding share count expectations for Box’s fiscal second quarter and full fiscal year 2024 in the section titled “Outlook” above, equity burn rate, any potential repurchase of its common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the share price of any such repurchase. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: (1) adverse changes in general economic or market conditions, including those caused by the COVID-19 pandemic, the Russian invasion of Ukraine, inflation, and fluctuations in foreign currency exchange rates; (2) delays or reductions in information technology spending; (3) factors related to Box’s highly competitive market, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by Box’s current or future competitors; (4) the development of the cloud content management market; (5) the risk that Box’s customers do not renew their subscriptions, expand their use of Box’s services, or adopt new products offered by Box on a timely basis, or at all; (6) Box’s ability to provide timely and successful enhancements, integrations, new features and modifications to its platform and services; (7) actual or perceived security vulnerabilities in Box’s services or any breaches of Box’s security controls; (8) Box’s ability to realize the expected benefits of its third-party partnerships; and (9) Box’s ability to successfully integrate acquired businesses and achieve the expected benefits from those acquisitions. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Box. While Box believes these estimates are meaningful, they could differ from the actual amounts that Box ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023. Box assumes no obligations and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended April 30, 2023.

Additional information on potential factors that could affect Box’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings Box makes with the Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K filed for the fiscal year ended January 31, 2023. These documents are available on the SEC Filings section of Box’s Investor Relations website located at www.box.com/investors. Box does not assume any obligation to update the forward-looking statements contained in this press release to reflect events that occur or circumstances that exist after the date on which they were made.

About Non-GAAP Financial Measures and Other Key Metrics

To supplement Box’s consolidated financial statements, which are prepared and presented in accordance with GAAP, Box provides investors with certain non-GAAP financial measures and other key metrics, including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) per share attributable to common stockholders, billings, remaining performance obligations, non-GAAP free cash flow and free cash flow margin. The presentation of these non-GAAP financial measures and key metrics is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures and key metrics, please see the reconciliation of these non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures at the end of this press release.

Box uses these non-GAAP financial measures and key metrics for financial and operational decision-making (including for purposes of determining variable compensation of members of management and other employees) and as a means to evaluate period-to-period comparisons. Box’s management believes that these non-GAAP financial measures and key metrics provide meaningful supplemental information regarding Box’s performance by excluding certain expenses that may not be indicative of Box’s recurring core business operating results. Box believes that both management and investors benefit from referring to these non-GAAP financial measures and key metrics in assessing Box’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures and key metrics also facilitate management's internal comparisons to Box’s historical performance as well as comparisons to Box’s competitors' operating results. Box believes these non-GAAP financial measures and key metrics are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by Box’s institutional investors and the analyst community to help them analyze the health of Box’s business.

A limitation of non-GAAP financial measures and key metrics is that they do not have uniform definitions. Further, Box’s definitions will likely differ from the definitions used by other companies, including peer companies, and therefore comparability may be limited. Thus, Box’s non-GAAP financial measures and key metrics should be considered in addition to, and not as a substitute for, or in isolation from, measures prepared in accordance with GAAP. Additionally, in the case of stock-based compensation expense, if Box did not pay a portion of compensation in the form of stock-based compensation expense, the cash salary expense included in cost of revenue and operating expenses would be higher, which would affect Box’s cash position. The accompanying tables have more details on the reconciliations of non-GAAP financial measures and certain key metrics to their nearest comparable GAAP financial measures.

Non-GAAP gross profit (loss) and non-GAAP gross margin. Box defines non-GAAP gross profit (loss) as GAAP gross profit (loss) excluding expenses related to stock-based compensation (“SBC”) included in cost of revenue and intangible assets amortization. Non-GAAP gross margin is defined as non-GAAP gross profit (loss) divided by revenue. Although SBC is an important aspect of the compensation of Box’s employees and executives, determining the fair value of certain of the stock-based instruments Box utilizes involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude SBC in order to better understand the long-term performance of Box’s core business and to facilitate comparison of Box’s results to those of peer companies. Management also views amortization of acquired intangible assets, such as the amortization of the cost associated with an acquired company’s developed technology and trade names, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense that is not typically affected by operations during any particular period.

Non-GAAP operating income (loss) and non-GAAP operating margin. Box defines non-GAAP operating income (loss) as operating income (loss) excluding expenses related to SBC, intangible assets amortization, and as applicable, other special items. Non-GAAP operating margin is defined as non-GAAP operating income (loss) divided by revenue. Box excludes the following expenses as they are considered by management to be special items outside of Box’s core operating results: (1) fees related to shareholder activism (2) expenses related to certain litigation, (3) expenses associated with restructuring activities, consisting primarily of severance and other personnel-related costs, and (4) expenses related to acquisitions, including transaction and discrete tax costs.

Non-GAAP net income (loss) attributable to common stockholders and non-GAAP net income (loss) per share attributable to common stockholders. Box defines non-GAAP net income (loss) attributable to common stockholders as GAAP net income (loss) attributable to common stockholders excluding expenses related to SBC, intangible assets amortization, amortization of debt issuance costs, undistributed earnings attributable to preferred stockholders, and as applicable, other special items as described in the preceding paragraph. Box defines non-GAAP net income (loss) per share attributable to common stockholders as non-GAAP net income (loss) attributable to common stockholders divided by the weighted-average outstanding shares.

Billings. Billings reflect, in any particular period, (1) sales to new customers, plus (2) subscription renewals and (3) expansion within existing customers, and represent amounts invoiced for all products and professional services. Box calculates billings for a period by adding changes in deferred revenue and contract assets in that period to revenue. Box believes that billings help investors better understand sales activity for a particular period, which is not necessarily reflected in revenue as a result of the fact that Box recognizes subscription revenue ratably over the subscription term. Box considers billings a significant performance measure. Box monitors billings to manage the business, make planning decisions, evaluate performance and allocate resources. Box believes that billings offers valuable supplemental information regarding the performance of the business and helps investors better understand the sales volumes and performance of the business. Although Box considers billings to be a significant performance measure, Box does not consider it to be a non-GAAP financial measure because it is calculated using exclusively revenue, deferred revenue, and contract assets, all of which are financial measures calculated in accordance with GAAP.

Remaining performance obligations. Remaining performance obligations (“RPO”) represent, at a point in time, contracted revenue that has not yet been recognized. RPO consists of deferred revenue and backlog. Backlog is defined as non-cancellable contracts deemed certain to be invoiced and recognized as revenue in future periods. Future invoicing is determined to be certain when we have an executed non-cancellable contract or a significant penalty that is due upon cancellation. While Box believes RPO is a leading indicator of revenue as it represents sales activity not yet recognized in revenue, it is not necessarily indicative of future revenue growth as it is influenced by several factors, including seasonality, contract renewal timing, average contract terms and foreign currency exchange rates. Box monitors RPO to manage the business and evaluate performance. Box considers RPO to be a significant performance measure. Box does not consider RPO to be a non-GAAP financial measure because it is calculated in accordance with GAAP, specifically under ASC Topic 606.

Non-GAAP free cash flow and free cash flow margin. Box defines non-GAAP free cash flow as cash flows from operating activities less purchases of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs, and other items that did not or are not expected to require cash settlement and that management considers to be outside of Box’s core business. Free cash flow margin is calculated as non-GAAP free cash flow divided by revenue. Box specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Box considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Box's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

About Box

Box (NYSE:BOX) is the leading Content Cloud, a single platform that empowers organizations to manage the entire content lifecycle, work securely from anywhere, and integrate across best-of-breed apps. Founded in 2005, Box simplifies work for leading global organizations, including AstraZeneca, JLL, Morgan Stanley, and Nationwide. Box is headquartered in Redwood City, CA, with offices across the United States, Europe, and Asia. Visit box.com to learn more. And visit box.org to learn more about how Box empowers nonprofits to fulfill their missions.

Contacts

Investors:
Cynthia Hiponia and Elaine Gaudioso
+1 650-209-3463
ir@box.com

Media:
Denis Roy and Rachel Levine
+1 650-543-6926
press@box.com

BOX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	April 30,	January 31,
	2023	2023
ASSETS
Current assets:
Cash and cash equivalents	$481,435	$428,465
Short-term investments	35,579	32,783
Accounts receivable, net	132,653	264,515
Deferred commissions	46,689	48,040
Other current assets	34,882	32,960
Total current assets	731,238	806,763
Property and equipment, net	63,516	69,972
Operating lease right-of-use assets, net	119,186	131,172
Goodwill	74,593	73,863
Deferred commissions, non-current	67,387	71,999
Other long-term assets	52,746	53,396
Total assets	$1,108,666	$1,207,165
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$68,645	$79,810
Accrued compensation and benefits	20,355	44,086
Operating lease liabilities	44,576	47,752
Deferred revenue	487,123	544,179
Total current liabilities	620,699	715,827
Debt, net, non-current	369,825	369,351
Operating lease liabilities, non-current	107,399	118,001
Other long-term liabilities	32,364	37,847
Total liabilities	1,130,287	1,241,026
Series A convertible preferred stock	490,464	489,990
Stockholders’ deficit:
Common stock	14	14
Additional paid-in capital	822,366	818,996
Accumulated other comprehensive loss	(7,019)	(7,065)
Accumulated deficit	(1,327,446)	(1,335,796)
Total stockholders’ deficit	(512,085)	(523,851)
Total liabilities, convertible preferred stock and stockholders’ deficit	$1,108,666	$1,207,165

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	April 30,
	2023	2022
Revenue	$251,898	$238,432
Cost of revenue (1)	61,651	62,209
Gross profit	190,247	176,223
Operating expenses:
Research and development (1)	62,518	61,733
Sales and marketing (1)	86,210	83,067
General and administrative (1)	33,184	30,799
Total operating expenses	181,912	175,599
Income from operations	8,335	624
Interest and other income (expense), net	2,318	(4,157)
Income (loss) before provision for income taxes	10,653	(3,533)
Provision for income taxes	2,303	1,166
Net income (loss)	$8,350	$(4,699)
Accretion and dividend on series A convertible preferred stock	(4,224)	(4,222)
Undistributed earnings attributable to preferred stockholders	(470)	—
Net income (loss) attributable to common stockholders	$3,656	$(8,921)
Net income (loss) per share attributable to common stockholders
Basic	$0.03	$(0.06)
Diluted	$0.02	$(0.06)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
Basic	144,739	144,725
Diluted	150,436	144,725

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	April 30,
	2023	2022
Cost of revenue	$4,485	$4,355
Research and development	17,002	17,726
Sales and marketing	15,318	15,289
General and administrative	10,472	9,740
Total stock-based compensation	$47,277	$47,110

BOX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$8,350	$(4,699)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,906	18,536
Stock-based compensation expense	47,277	47,110
Amortization of deferred commissions	13,748	13,145
Other	320	299
Changes in operating assets and liabilities:
Accounts receivable, net	129,805	136,876
Deferred commissions	(8,113)	(9,059)
Operating lease right-of-use assets, net	11,086	9,992
Other assets	(1,939)	(15,368)
Accounts payable, accrued expenses and other liabilities	(20,744)	(18,450)
Operating lease liabilities	(13,065)	(11,866)
Deferred revenue	(54,701)	(58,786)
Net cash provided by operating activities	124,930	107,730
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(35,438)	(37,883)
Maturities of short-term investments	33,000	80,000
Purchases of property and equipment, net of sale proceeds	(2,321)	(558)
Capitalized internal-use software costs	(3,833)	(2,532)
Other	(190)	(615)
Net cash (used in) provided by investing activities	(8,782)	38,412
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(42,371)	(117,240)
Payments of dividends to preferred stockholders	(3,693)	(3,750)
Proceeds from issuances of common stock under employee equity plans	16,805	14,464
Employee payroll taxes paid for net settlement of stock awards	(20,576)	(41,839)
Principal payments of finance lease liabilities	(9,881)	(11,503)
Other	(1,205)	(2,323)
Net cash used in financing activities	(60,921)	(162,191)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,051)	(8,501)
Net increase (decrease) in cash, cash equivalents, and restricted cash	53,176	(24,550)
Cash, cash equivalents, and restricted cash, beginning of period	429,040	416,888
Cash, cash equivalents, and restricted cash, end of period	$482,216	$392,338

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA

(In Thousands, Except Per Share Data and Percentages)

(Unaudited)

	Three Months Ended
	April 30,
	2023	2022
GAAP gross profit	$190,247	$176,223
Stock-based compensation	4,485	4,355
Acquired intangible assets amortization	1,452	1,452
Non-GAAP gross profit	$196,184	$182,030

GAAP gross margin	75.5%	73.9%
Stock-based compensation	1.8	1.8
Acquired intangible assets amortization	0.6	0.6
Non-GAAP gross margin	77.9%	76.3%

GAAP operating income	$8,335	$624
Stock-based compensation	47,277	47,110
Acquired intangible assets amortization	1,452	1,452
Acquisition-related expenses	—	53
Fees related to shareholder activism	—	(77)
Expenses related to litigation	292	—
Non-GAAP operating income	$57,356	$49,162

GAAP operating margin	3.3%	0.3%
Stock-based compensation	18.8	19.7
Acquired intangible assets amortization	0.6	0.6
Acquisition-related expenses	—	—
Fees related to shareholder activism	—	—
Expenses related to litigation	0.1	—
Non-GAAP operating margin	22.8%	20.6%

GAAP net income (loss) attributable to common stockholders	$3,656	$(8,921)
Stock-based compensation	47,277	47,110
Acquired intangible assets amortization	1,452	1,452
Acquisition-related expenses	—	53
Fees related to shareholder activism	—	(77)
Expenses related to litigation	292	—
Amortization of debt issuance costs	474	471
Undistributed earnings attributable to preferred stockholders	(5,632)	(4,552)
Non-GAAP net income attributable to common stockholders	$47,519	$35,536

GAAP net income (loss) per share attributable to common stockholders, diluted	$0.02	$(0.06)
Stock-based compensation	0.32	0.31
Acquired intangible assets amortization	0.01	0.01
Acquisition-related expenses	—	—
Fees related to shareholder activism	—	—
Expenses related to litigation	—	—
Amortization of debt issuance costs	—	—
Undistributed earnings attributable to preferred stockholders	(0.03)	(0.03)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.32	$0.23
Weighted-average shares used to compute Non-GAAP net income per share attributable to common stockholders, diluted	150,436	152,845

GAAP net cash provided by operating activities	$124,930	$107,730
Purchases of property and equipment, net of proceeds from sales	(2,321)	(558)
Principal payments of finance lease liabilities	(9,881)	(11,503)
Capitalized internal-use software costs	(4,480)	(4,805)
Non-GAAP free cash flow	$108,248	$90,864
GAAP net cash (used in) provided by investing activities	$(8,782)	$38,412
GAAP net cash used in financing activities	$(60,921)	$(162,191)

BOX, INC.

RECONCILIATION OF GAAP REVENUE TO BILLINGS

(In Thousands)

(Unaudited)

	Three Months Ended
	April 30,
	2023	2022
GAAP revenue	$251,898	$238,432
Deferred revenue, end of period	507,385	468,350
Less: deferred revenue, beginning of period	(566,630)	(534,242)
Contract assets, beginning of period	1,900	1,111
Less: contract assets, end of period	(2,642)	(1,491)
Billings	$191,911	$172,160

BOX, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME PER SHARE GUIDANCE

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended			Fiscal Year Ended
	July 31, 2023			January 31, 2024
GAAP net income per share attributable to common stockholders range, diluted	$0.01	-	$0.02	$0.17	-	$0.23
Stock-based compensation	0.35		0.35	1.37		1.37
Acquired intangible asset amortization	0.01		0.01	0.04		0.04
Expenses related to litigation	—		—	0.02		0.02
Amortization of debt issuance costs	—		—	0.01		0.01
Undistributed earnings attributable to preferred stockholders	(0.04)		(0.04)	(0.16)		(0.16)
Non-GAAP net income per share attributable to common stockholders range, diluted	$0.34	-	$0.35	$1.44	-	$1.50

Weighted-average shares, diluted			150,000			151,000

Note: figures may not sum due to rounding.

BOX, INC.

RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN GUIDANCE

(Unaudited)

	Three Months Ended	Fiscal Year Ended
	July 31, 2023	January 31, 2024
GAAP operating margin	3.0%	5.0%
Stock-based compensation	20.5	19.5
Acquired intangible assets amortization	0.5	0.5
Expenses related to litigation	—	0.5
Non-GAAP operating margin	24.0%	25.5%